Exhibit 99.10

Integrity Separate Account II	Pinnacle V

Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements” and to the use of our reports (a) dated April 7, 2008, with respect to the statutory-basis financial statements of  The Western and Southern Life Insurance Company, (b) dated April 7, 2008, with respect to the statutory-basis financial statements of  Integrity Life Insurance Company, and (c) dated April 7, 2008, with respect to the financial statements of Separate Account II of Integrity Life Insurance Company, in Post-Effective Amendment No. 30 to the Registration Statement (Form N-4 No. 033-51268) and Amendment No. 31 to the Registration Statement (Form N-4 No. 811-07134) and related Prospectus and Statement of Additional Information of Separate Account II of Integrity Life Insurance Company for the registration of the “Pinnacle III” and the “Pinnacle V” flexible premium variable annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 22, 2008